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                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                                  HASBRO, INC.,


                                 NEW HIAC CORP.



                                       and



                                MICROPROSE, INC.


                                   dated as of


                                 August 11, 1998


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                THE OFFER AND MERGER..........................2
Section 1.1  The Offer........................................................2
Section 1.2  Company Actions..................................................3
Section 1.3  SEC Documents....................................................4
Section 1.4  Directors........................................................5
Section 1.5  The Merger.......................................................7
Section 1.6  Effective Time...................................................7
Section 1.7  Closing..........................................................8

                                   ARTICLE II

                              CONVERSION OF SECURITIES........................8
Section 2.1  Conversion of Capital Stock......................................8
Section 2.2  Exchange of Certificates.........................................9
Section 2.3  Withholding Taxes...............................................11
Section 2.5  Appraisal Rights................................................12

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY............12
Section 3.1  Organization, Standing and Corporate Power......................12
Section 3.2  Subsidiaries....................................................13
Section 3.3  Capital Structure...............................................13
Section 3.4  Authority; Noncontravention; Company Action.....................15
Section 3.5 SEC Documents; Financial Statements..............................16
Section 3.6  Schedule 14D-9; Offer Documents; Proxy Statement................17
Section 3.7  Absence of Certain Changes or Events............................18
Section 3.8  Litigation......................................................18
Section 3.9  Absence of Changes in Benefit Plans; SEC Disclosure.............18
Section 3.10  Employee Benefits; ERISA.......................................19
Section 3.11 Taxes...........................................................21
Section 3.12  No Excess Nondeductible Payments...............................22
Section 3.13  Compliance with Applicable Laws................................23
Section 3.14  Intellectual Property..........................................25


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Section 3.15  Properties.....................................................28
Section 3.16  Contracts......................................................29
Section 3.17  Labor Relations................................................30
Section 3.18  Products Liability.............................................30
Section 3.19  Applicability of State Takeover Statutes.......................31
Section 3.20  Voting Requirements............................................31
Section 3.21  Brokers........................................................31
Section 3.22  Opinion of Financial Advisor...................................31
Section 3.23  Year 2000......................................................31
Section 3.24  Company Rights Agreement.......................................32
Section 3.25  Absence of Questionable Payments...............................33
Section 3.26  Full Disclosure................................................33

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                PARENT AND PURCHASER.........................33
Section 4.1  Organization, Standing and Corporate Power......................33
Section 4.2  Authority; Noncontravention.....................................34
Section 4.3  Proxy Statement; Offer Documents................................35
Section 4.4  Operations of Purchaser.........................................35
Section 4.5  Brokers.........................................................35

                                    ARTICLE V

                                    COVENANTS................................35
Section 5.1  Interim Operations of the Company...............................35
Section 5.2  Access; Confidentiality.........................................39
Section 5.3  Special Meeting, Proxy Statement................................39
Section 5.4  Reasonable Efforts; Notification................................40
Section 5.5  No Solicitation.................................................41
Section 5.6  Publicity.......................................................43
Section 5.7  Transfer Taxes..................................................43
Section 5.8  State Takeover Laws.............................................44
Section 5.9  Indemnification and Insurance...................................44

                                   ARTICLE VI

                                   CONDITIONS................................45



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Section 6.1  Conditions to Each Party's Obligation to Effect the Merger......45


                                   ARTICLE VII

                                   TERMINATION...............................46
Section 7.1  Termination.....................................................46
Section 7.2  Effect of Termination...........................................49

                                  ARTICLE VIII

                                  MISCELLANEOUS..............................49

      Section 8.1   Fees and Expenses........................................49
      Section 8.2   Amendment and Modification...............................50
      Section 8.3   Nonsurvival of Representations and Warranties............50
      Section 8.4   Notices..................................................50
      Section 8.5   Interpretation...........................................51
      Section 8.6   Counterparts.............................................52
      Section 8.7   Entire Agreement; No Third Party Beneficiaries;
                        Rights of Ownership..................................52
      Section 8.8   Severability.............................................53
      Section 8.9   Governing Law............................................53
      Section 8.10  Assignment...............................................53
      Section 8.11  Enforcement..............................................53
      Section 8.12  Extension; Waiver........................................54
      Section 8.13  Procedure for Termination, Amendment, Extension
                        or Waiver............................................54
      Section 8.14  Certain Undertakings of Parent...........................54
      Section 8.15  Definitions..............................................54

ANNEX A

      CONDITIONS TO THE OFFER................................................A-1



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                          AGREEMENT AND PLAN OF MERGER

              AGREEMENT AND PLAN OF MERGER, dated as of August 11, 1998, by and among HASBRO, INC., a Rhode Island corporation ("Parent"), NEW HIAC CORP., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Purchaser"), and MICROPROSE, INC., a Delaware corporation (the "Company").

              WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company have approved, and deem it fair to, advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent and Purchaser upon the terms and subject to the conditions set forth herein;

              WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer to acquire all shares of the issued and outstanding common stock, $.001 par value, of the Company (the "Shares") (including the related Preferred Stock Purchase Rights (as herein defined)) for $6.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth herein;

              WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company and the sole stockholder of Purchaser have approved this Agreement and the Merger (as herein defined) following the Offer (as herein defined) pursuant to which Purchaser shall merge with and into the Company and outstanding Shares shall be converted into the right to receive the Offer Price (as herein defined) in cash, without interest, all in accordance with the DGCL (as herein defined) and upon the terms and subject to the conditions set forth herein;

              WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares tender their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

              WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger; and


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              WHEREAS, as a condition and inducement to Parent's and Purchaser's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into an Option Agreement (the "Company Option Agreement") with the Company pursuant to which, among other things, the Company has granted Parent an option to purchase up to 19.9% of the Shares issued and outstanding as of the date hereof;

              NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

         Section 1.1 The Offer.

              (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding Shares (including the related Preferred Stock Purchase Rights) at a price of $6.00 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to the conditions set forth in Annex A hereto.

              (b) The obligations of Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto.

              (c) Purchaser expressly reserves the right to modify the terms of the Offer; provided, that, without the Company's prior written consent, Purchaser shall not decrease the Offer Price, change the form of consideration to be paid in the Offer, or decrease the number of Shares sought or amend any other condition of the Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments and subject to the third to last sentence of this


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Section 1.1) or impose additional conditions without the written consent of the
Company; provided further, however, that, if on the initial scheduled expiration date of the Offer, which shall be 20 business days after the date that the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, Purchaser may, from time to time until such time as all such conditions are satisfied or waived, in its sole discretion, extend the expiration date provided, however, that the expiration date of the Offer may not be extended beyond November 30, 1998. Parent and Purchaser agree that if all of the conditions set forth on Annex A hereto are not satisfied on any scheduled expiration date of the Offer then, provided that all such conditions are reasonably capable of being satisfied, Purchaser shall extend the Offer from time to time until such conditions are satisfied or waived, provided that Purchaser shall not be required to extend the Offer beyond October 15, 1998. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by applicable Law in connection with such increase, in each case without the consent of the Company. Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares validly tendered as promptly as practicable; provided, however, that if, immediately prior to the initial expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares, Purchaser may extend the Offer for a period not to exceed 20 business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer. Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to accept for payment and pay for any Shares that Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer.

         Section 1.2 Company Actions.

              (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement, the Company Option Agreement, the Offer and the Merger (as defined in Section 1.5) are fair to and in the best interests of the stockholders of the Company, (ii) unanimously approved this Agreement, the Company Option Agreement, the Offer, the acquisition of Shares pursuant to the Offer and the Merger for purposes of
Section 203 of the DGCL (the "Section 203 Approval"), (iii) received the opinion of Piper Jaffray, Inc. ("Piper Jaffray"), financial advisor to the Company, to the effect that the Offer Price to be received by holders of Shares pursuant to the Offer and the Merger Consideration (as defined in Section 2.1(c)) pursuant to the Merger is fair to the


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holders of Shares from a financial point of view as of the date of such opinion,
(iv) approved this Agreement and the Company Option Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the "Transactions") and (v) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Purchaser and approve and adopt this Agreement and the Merger. The Company has been advised by each of its directors and by each executive officer who as of the date hereof is actually aware (to the knowledge of the Company) of the Transactions that each such Person either intends to tender pursuant to the Offer all Shares owned by such Person or vote all Shares owned by such Person in favor of the Merger.

              (b) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listings or computer files containing the names and addresses of all holders of record of the Shares as of a recent date, and shall furnish Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and such assistance as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents (as defined in Section 1.3(a)) and any other documents necessary to consummate the Merger, Purchaser and its affiliates and associates shall hold in confidence the information contained in any such labels, listings and files and all other information delivered pursuant to this Section 1.2(b), will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver to the Company all copies, extracts or summaries of such information in their possession or the possession of their agents.

         Section 1.3 SEC Documents.

              (a) On the date the Offer is commenced, Parent and Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 in accordance with the Exchange Act with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). Purchaser shall provide the Schedule 14D-1 to the Company prior to filing such that the Company shall have a reasonable opportunity to comment thereon and the Company shall provide such comments to Purchaser promptly following receipt thereof. The
Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal


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(collectively, together with any amendments and supplements thereto, the "Offer
Documents"). Concurrently with the filing of the Schedule 14D-1 by Parent and Purchaser, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 in accordance with the Exchange Act (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9"), which shall, except as otherwise provided herein, contain the recommendation referred to in clause (v) of Section 1.2(a) hereof.

              (b) Parent and Purchaser will take all steps necessary to ensure that the Offer Documents, and the Company will take all steps necessary to ensure that the Schedule 14D-9, will comply in all material respects with the provisions of applicable Federal and state securities Laws. Each of Parent and Purchaser will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and Purchaser will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the
Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with copies of any written comments that the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments and each of Parent and Purchaser agrees to provide the Company and its counsel with copies of any written comments that Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         Section 1.4 Directors.

              (a) Promptly after (i) the purchase of and payment for any Shares by Purchaser or any of its affiliates as a result of which Purchaser and its affiliates own beneficially at least a majority of then outstanding Shares and
(ii)


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compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, whichever shall occur later, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company's Board of Directors as is equal to the product of the total number of directors on such Board (giving effect to any increase in the size of such Board pursuant to this Section 1.4) multiplied by the percentage that the number of Shares beneficially owned by Purchaser (including Shares so accepted for payment) bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of Parent, use its best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Parent to be so elected or appointed to the Company's Board of Directors, and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed. At such time, the Company shall, if requested by Parent, also take all action necessary to cause Persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board.

              (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.4(a), including mailing to stock holders the information required by such Section 14(f) and Rule 14f-1 (or, at Parent's request, furnishing such information to Parent for inclusion in the Offer Documents initially filed with the SEC and distributed to the stockholders of the Company) as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.4 are in addition to and shall not limit any rights which Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of applicable Law with respect to the election of directors or otherwise.

              (c) Notwithstanding the provisions of this Section 1.4, the parties hereto shall use their respective reasonable best efforts to ensure that at least two of the members of the Board shall, at all times prior to the Effective Time (as defined in Section 1.6 hereof) be, Continuing Directors. From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Direc-


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tors, any amendment or modification of this Agreement, any amendment to the
Company's Certificate of Incorporation or By-Laws inconsistent with this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Purchaser hereunder, any waiver of any condition to the Company's obligations hereunder or any of the Company's rights hereunder or other action by the Company hereunder may be effected only by the action of a majority of the Continuing Directors of the Company, which action shall be deemed to constitute the action of any committee specifically designated by the Board of Directors of the Company to approve the actions contemplated hereby and the Transactions and the full Board of Directors of the Company; provided, that, if there shall be no Continuing Directors, such actions may be effected by majority vote of the entire Board of Directors of the Company.

         Section 1.5 The Merger. (a) Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.6 hereof), the Company and Purchaser shall consummate a merger (the "Merger") pursuant to which (x) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease and (y) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the Laws of the State of Delaware.

              (b) Pursuant to the Merger, at the Effective Time, (x) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation and (y) the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, each until thereafter changed or amended as provided therein and by the DGCL.

              (c) The directors of Purchaser at the Effective Time shall be the initial directors of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws. The officers of Purchaser at the Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.


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              (d) The Merger shall have the effects specified in the applicable provisions of the DGCL.

         Section 1.6 Effective Time. Subject to the terms and conditions of this Agreement, Parent, Purchaser and the Company will cause a certificate of merger or, if applicable, a certificate of ownership and merger (as applicable, the "Certificate of Merger"), to be executed and filed on the date of the Closing (as defined in Section 1.7) (or on such other date as Parent and the Company may agree) with the Secretary of State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

         Section 1.7 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, 10022, unless another date or place is agreed to in writing by the parties hereto.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

         Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of Purchaser:

              (a) Purchaser Capital Stock. Each issued and outstanding share of common stock, par value $.01 per share, of Purchaser shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

              (b) Cancellation of Treasury Stock and Purchaser-Owned Stock. All Shares that are owned by the Company or any Subsidiary of the Company and any Shares owned by Parent, Purchaser or any Subsidiary of Parent or Purchaser


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
shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

              (c) Exchange of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares (as herein defined)) shall be converted into the right to receive the Offer Price in cash, without interest (the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

              (d) Redemption of Preferred Stock. Upon the consummation of the Offer, the Company shall redeem, out of funds provided by Parent or Purchaser, all issued and outstanding Series A Preferred Shares (as herein defined) at the Series A Redemption Price (as defined in the Company's Certificate of Incorporation) in accordance with the applicable provisions of the Company's Certificate of Incorporation.

         Section 2.2 Exchange of Certificates.

              (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank, trust company or other Person, reasonably acceptable to the Company, to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of the Shares shall become entitled pursuant to Section 2.1(c). Parent shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the payment of the Merger Consideration as provided herein. All interest earned on such funds shall be paid to Parent.

              (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive the Merger Consideration pursuant to
Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form not inconsistent with this Agreement as


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
Parent may specify) and (ii) instructions for use in surrendering the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, Parent shall cause the Paying Agent to pay to the holder of such Certificate the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing Shares which are not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

              (c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

              (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any


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interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving
Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

              (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

         Section 2.3 Withholding Taxes. Parent and Purchaser shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Offer Price or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any withholding and stock transfer Taxes and such amounts as are required under the Code, or any applicable provision of state, local or foreign Tax law. Parent shall take appropriate steps to minimize such Taxes. To the extent that amounts are so withheld by Parent or Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Purchaser.

         Section 2.4 Stock Options. (a) Immediately prior to the Effective Time, each then outstanding option to purchase any shares of capital stock of the Company (in each case, an "Option"), whether or not then exercisable, shall be cancelled by the Company and in consideration of such cancellation and except to the extent that Parent or the Purchaser and the holder of any such Option otherwise agree, the Company (or, at Parent's option, the Purchaser) shall pay to such holders of Options an amount in respect thereof equal to the product of
(A) the excess, if any, of the Offer Price over the exercise price of each such Option and (B) the number of Shares previously subject to the Option immediately prior to its cancellation (such payment to be net of withholding taxes and without interest). The Company shall use commercially reasonable efforts to obtain the consent of each holder of an Option as to whom Parent reasonably requests a consent be obtained to the transactions contemplated by this Section
2.4 no later than the Effective Time in a form acceptable to Parent. The Company shall provide to each holder of Options any required notice (in a form acceptable to Parent) under the applicable Option Plan (as defined herein).

              (b) The Company shall take all actions necessary and appropriate so that (i) no purchase rights are acquired after the date hereof under the Company's Employee Stock Purchase Plan and (ii) all stock option or other equity based plans maintained with respect to the Shares, including, without limitation, the Company's Employee Stock Purchase Plan and those plans listed in
Section 3.3 hereof ("Option Plans"), shall terminate as of the Effective Time and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall use its best efforts to ensure that following the Effective Time no holder of an Option or any participant in any Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent, Purchaser or the Surviving Corporation.

         Section 2.5 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares (the "Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 2.1(c).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser as follows:

         Section 3.1 Organization, Standing and Corporate Power. Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as is now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of the Certificate of Incorporation of the Company and By-Laws of the Company, in each case as amended to the date of this Agreement, and has made available the certificates of incorporation and by-laws or other organizational documents of its Subsidiaries, in each case as amended as of the date of this Agreement. The respective certificates of incorporation and by-laws or other organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries.

         Section 3.2 Subsidiaries. (a) Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and Schedule 3.2 of the disclosure schedule delivered by the Company to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedule") together include the names, jurisdictions of incorporation and capitalization of all of the Subsidiaries of the Company. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

              (b) The Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity (including through joint ventures or partnership arrangements) other than (i) the Subsidiaries of the Company or (ii) as disclosed on Schedule 3.2 of the Company Disclosure Schedule.

         Section 3.3 Capital Structure. The authorized capital stock of the Company consists of 40,000,000 Shares and 9,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Shares") of which 4,000,000 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Shares"), 750,000 shares have been designated as Series B Preferred Stock (the "Series B Preferred Shares"), 1,168,860 shares have been designated as Series B-1 Preferred Stock (the "Series B-1 Preferred Shares") and 40,000 shares have been designated as Series B Participating Preferred Stock (the "Series B Participating Preferred Shares"). As of the date hereof, (i) 5,753,598 Shares were issued and outstanding, 2,000,000 Series A Preferred Shares were issued and outstanding, no Series B Preferred Shares were issued and outstanding, no Series B-1 Preferred Shares were issued and out standing and no Series B Participating Preferred Shares were issued and outstanding, (ii) 16,583 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the Company's 1991 Stock Option Plan with an exercise price range of a minimum exercise price of $25.00 and a maximum price of $53.75, (iii) 10,193 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the Company's 1992 Stock Option Plan with an exercise price range of a minimum exercise price of $1.95 and a maximum price of $26.88, (iv) 64,310 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the Company's 1994 Stock Option Plan with an exercise price range of a minimum exercise price of $6.56 and a maximum price of $66.25, (v) 89,228 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the 1996 Stock Option Plan with an exercise price range of a minimum exercise price of $10.00 and a maximum price of $26.84, (vi) 59,000 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the 1998 Non-statutory Stock Option Plan with an exercise price range of a minimum exercise price of $9.85 and a maximum price of $10.32, (vii) 120,000 Shares were reserved for issuance pursuant to the Company's Employee Stock Purchase Plan; (viii) Options to purchase a total of 754,677 Shares were issued and outstanding at a weighted average exercise price of $20.30 per Share, of which 308,284 were exercisable;
(ix) 4,080 Shares were reserved for issuance upon exercise of the warrants (the "Warrants"), expiring July 13, 1999, held by Paragon Software Corporation or certain noteholders thereof, with an exercise price of $69.40 per Share, (x) 393,245 Shares were reserved for issuance upon conversion of the Company's 6.5% Convertible Subordinated Notes due 2002 (the "Convertible Notes") and (xi) 366,715 Shares were issued and are held in the Company's treasury. Except as set forth above or on Schedule 3.3 of the Company Disclosure Schedule, as of the date of this Agreement: (i) no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding; (ii) there are no stock appreciation rights, phantom stock units, restricted stock grants, contingent stock grants or Benefit Plans (as defined in Section 3.10 hereof) which grant awards of any of the foregoing, and there are no other outstanding contractual rights to which the Company is a party the value of which is based on the value of Shares; (iii) all outstanding shares of capital stock of the Company are, and all Shares which may be issued will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights; and (iv) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except for the Preferred Stock Purchase Rights, and except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no programs in place, nor any outstanding contractual obligations of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Schedule 3.3 of the Company Disclosure Schedule accurately sets forth information regarding the current exercise price, date of grant and number of granted Options for each holder of Options pursuant to any Company Option Plan. Following the Effective Time, no holder of Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Options.

         Section 3.4 Authority; Noncontravention; Company Action. The Company has the requisite corporate power and authority to enter into this Agreement and the Company Option Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding Shares, to consummate the Merger contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Company Option Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Parent and Purchaser, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 3.4 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the Company Option Agreement do not, and the consummation of the Transactions (including the changes in the composition of the Board of Directors of the Company) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement note, bond, mortgage, indenture, lease or other agreement, instrument or Permit applicable to the Company or any of its Subsidiaries or their respective properties or assets, (iii) any Law applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iv) any licenses to which the Company or any of its Subsidiaries is a party, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights, Liens, losses of a material benefit, consents or notices that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filings, permits, authorizations, consents and approvals set forth in Section 3.4 of the Company Disclosure Schedule, or as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, any applicable state securities or "blue sky" Laws and the DGCL, and

(ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair, in any material respect, the ability of the Company to perform its obligations under this Agreement, (y) prevent or significantly delay the consummation of the Transactions or (z) have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Board of Directors of the Company has taken all appropriate action so that neither Parent nor Purchaser will be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of Parent, Purchaser and the Company entering into this Agreement or the Company Option Agreement or any other agreement contemplated hereby or thereby and consummating the Transactions.

         Section 3.5 SEC Documents; Financial Statements. The Company has filed all SEC Documents required to be filed by it since April 1, 1993 (the "Company's SEC Documents"). As of their respective dates, (i) the Company's SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the Company's SEC Documents contained at the time of their filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company's SEC Documents, as of the dates of such SEC Documents, are true and complete and complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as set forth on Schedule 3.5 of the Company Disclosure Schedule, (ii) as set forth in the Company's SEC Documents filed and publicly available prior to the date of this Agreement,
(iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Company's SEC Documents filed and publicly available prior to the date of this Agreement and (iv) for performance obligations under contracts entered into prior to the date hereof or entered into in compliance with Section 5.1 hereof, neither the

Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

         Section 3.6 Schedule 14D-9; Offer Documents; Proxy Statement. Neither the Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions, nor any information supplied by the Company for inclusion in the Offer Documents shall, at the respective times the
Schedule 14D-9, any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or shall, at the time of the Special Meeting (as hereinafter defined) or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. The Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of Parent or Purchaser specifically for inclusion therein.

         Section 3.7 Absence of Certain Changes or Events. Except as set forth in the Company's SEC Documents or on Schedule 3.7 of the Company Disclosure Schedule, since March 31, 1998, the Company and its Subsidiaries have con ducted their respective businesses in the ordinary course in all material respects, and there has not been any Material Adverse Change in the Company and its Subsidiaries, taken as a whole.

         Section 3.8 Litigation. Except as set forth in the Company's SEC Documents or on Schedule 3.8 of the Company Disclosure Schedule or to the extent reserved for as reflected on the Company's financial statements for the year ended March 31, 1998, there are (i) no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, (iii) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and (iv) no orders, writs, judgments, injunctions, decrees, determinations or awards applicable to the Trademarks or the Other Intellectual Property.

         Section 3.9 Absence of Changes in Benefit Plans; SEC Disclosure. Except as disclosed on Schedule 3.9 of the Company Disclosure Schedule, there has not been any adoption or amendment by the Company or any of its Subsidiaries or any ERISA Affiliate (as defined in Section 3.10 hereof) of any Benefit Plan since March 31, 1998. Except as disclosed on Schedule 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any formal plan or commitment to create any additional Benefit Plan or make any material modification or changes to any existing Benefit Plan that would affect any employee or terminated employee of the Company or a Subsidiary of the Company. All employment, consulting, severance, termination, change in control or indemnification agreements, arrangements or understandings between the Company or any of its Subsidiaries and any current or former officer or director of the Company or any of its Subsidiaries which are required to be disclosed in the Company's SEC Documents have been disclosed therein.

         Section 3.10 Employee Benefits; ERISA. (a) Schedule 3.10 of the Company Disclosure Schedule contains a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, health insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, other than a non-material fringe benefit plan, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that is a member of a "controlled group" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") of which the Company or a Subsidiary is a member or which is under "common control" within the meaning of Section 4001 of ERISA, with the Company or a Subsidiary, for the benefit of any employee or terminated employee of the Company, its Subsidiaries or any ERISA Affiliate, whether formal or informal (the "Benefit Plans").

              (b) With respect to each Benefit Plan, the Company has made available a true and complete copy thereof (including all amendments thereto), as well as true and complete copies of the two most recent annual reports, if required under ERISA, with respect thereto; the two most recent actuarial reports, if required under ERISA, with respect thereto; the two most recent reports prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions; the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA with respect thereto; if the Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan that is intended to be qualified under section 401 of the Code.

              (c) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including but not limited to ERISA and the Code.

              (d) No Benefit Plan is subject to Section 302 of the Code or Title IV of ERISA nor has the Company or any ERISA Affiliate maintained a plan which is subject to Section 302 of the Code or Title IV of ERISA.

              (e) With respect to any Benefit Plan, neither the Company, nor any Subsidiary of the Company, nor any trust created thereunder, nor, to the knowledge of the Company, any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary of the Com-pany, any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code.

              (f) All Benefit Plans that are subject to the laws of any jurisdiction outside the United States are in material compliance with such applicable laws, including relevant tax laws, and the requirements of any trust deed under which they are established.

              (g) With respect to each Benefit Plan which is a pension plan (within the meaning of Section 3(2) of ERISA) the Company (A) has either obtained a favorable determination letter from the Internal Revenue Service or intends to request such a determination letter prior to the Effective Time and
(B) has no reason to believe that (i) any such determination letter should be revoked, or (ii) any application for a favorable determination letter with respect to a Benefit Plan which has not yet received a determination letter will be denied.

              (h) No Benefit Plan provides health, death or medical benefits (whether or not insured) with respect to current or former employees of the Company or its Subsidiaries beyond their retirement or other termination of service (other than (a) coverage mandated by applicable Law, (b) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (c) death or disability benefits under any of the Benefit Plans,
(d) life insurance benefits for any employee of the Company who dies while in service with the Company) (e) benefits arising in connection with the severance plans set forth in Schedule 3.10 (a) (3) of the Company Disclosure Schedule or the employment agreements set forth on Schedule 3.16(b) of the Company Disclosure Schedule.

              (i) Except as set forth on Schedule 3.10(i) of the Company Disclosure Schedule, the consummation of the Transactions, alone, will not (a) entitle any current or former employee or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, (b) accelerate the time of payment or vesting for, or increase the amount of compensation due to any such employee or officer, (c) result in any prohibited transaction described in section 406 of ERISA or section 4975 of the Code for which an exemption is not available, or (d) require the Company or any ERISA Affiliate to fund or make any payments to any trust or other funding vehicle in respect of any Benefit Plan.

              (j) Except as set forth on Schedule 3.10(j) of the Company Disclosure Schedule, there are no pending, anticipated or, to the knowledge of the Company, threatened claims, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

         Section 3.11 Taxes.

              (a) Each of the Company and each of its Subsidiaries has duly and timely filed (or has had duly and timely filed on its behalf) all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with generally accepted accounting principles and reflected on the Company's March 31, 1998 balance sheet, all Taxes due and payable by the Company or any of its Subsidiaries have been timely paid in full. The consolidated financial statements contained in the most recent Company SEC Documents reflect an adequate accrual or reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

              (b) Each of the Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, the withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any applicable foreign Laws) and have, within the time and in the manner prescribed by applicable Laws, withheld from employee wages all amounts required to be so withheld under all applicable Laws other than those amounts that are not material, and have, within the time and manner prescribed by applicable Laws, paid over to the proper Governmental Entity all amounts so withheld.

              (c) Except as set forth on Schedule 3.11 of the Company Disclosure Schedule, (i) no deficiencies for any Taxes have been proposed, asserted or assessed (either in writing or orally) against the Company or any of its Subsidiaries, (ii) no Governmental Entity is conducting or proposing to conduct an audit with respect to Taxes or any Tax Returns of the Company or any of its Subsidiaries, (iii) no extension or waiver of the statute of limitations with respect to Taxes or any Tax Return has been granted by the Company or any of its Subsidiaries, which remains in effect, other than an extension resulting from the filing of a Tax Return after its original due date in the ordinary course of business, (iv) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement to allocate, share or indemnify another party for Taxes that includes any party other than the Company or any Subsidiary thereof other than those agreements entered into in the ordinary course of business, (v) there are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due , (vi) no jurisdiction where either the Company or any of its Subsidiaries does not file a Tax Return has asserted or other wise made a claim that the Company or any of its Subsidiaries is required to file a Tax Return for such jurisdiction, (vii) neither the Company nor any of its Subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code (or comparable provision under state, local or foreign Tax laws) by reason of a change in accounting method or otherwise, (viii) neither the Company nor any of its Subsidiaries could have any liability for Taxes to another party (not the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury regulations promulgated under the Code or any comparable state, local or foreign Tax laws or by contract or otherwise and (ix) no power of attorney has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes.

              (d) As of March 31, 1998, the Company's net operating losses (without regard to any limitations that may apply) were (i) not less than $95.0 million for federal income tax purposes and (ii) not less than $15.0 million for state income tax purposes.

              (e) Schedule 3.11 of the Company Disclosure Schedule sets forth the taxable years of the Company or any of its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired and, with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated and those years for which required Returns have not yet been filed.

         Section 3.12 No Excess Nondeductible Payments.

              (a) Except as set forth on Schedule 3.12 of the Company Disclosure Schedule, no amounts payable as a result of the Transactions under the Benefit Plans or any other plans or arrangements will constitute a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

              (b) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code.

         Section 3.13 Compliance with Applicable Laws.

         Except as set forth on Schedule 3.13 of the Company Disclosure
Schedule:

              (a) The Company and each of its Subsidiaries have complied and are presently complying in all material respects with all applicable Laws, and neither the Company nor any of its Subsidiaries has received notification of any asserted present or past failure to so comply, except such non-compliance that
(i) has not and will not prevent the Company from carrying on its business substantially as now conducted, or (ii) would not be reasonably expected to (x) result in a Material Adverse Effect on the Company or (y) materially impair the ability of the parties hereto to consummate the Transactions.

              (b) Each of the Company and its Subsidiaries has in effect, or has timely filed applications for, all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business substantially as now conducted, except such Permits the failure of which to obtain would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and there are no appeals nor any other actions pending to revoke any such Permits, and there has occurred no material default or violation under any such Permits.

              (c) Each of the Company and its Subsidiaries is, and has been, and each of the Company's former Subsidiaries, while a Subsidiary of the Company, was in compliance in all respects with all applicable Environmental Laws, and there are no circumstances or conditions that would be reasonably likely to prevent or interfere with compliance by the Company or its Subsidiaries in the future with Environmental Laws (or Permits issued thereunder), except where non-compliance is not reasonably likely to result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

              (d) Neither the Company nor any Subsidiary of the Company has received any written claim, demand, notice, complaint, court order, administrative order or request for information from any Governmental Entity or private party, alleging violation of, or asserting any noncompliance with or liability under or potential liability under, any Environmental Laws, except for matters which are no longer threatened or pending or for which the Company or its Subsidiaries are not subject to further requirements pursuant to an administrative or court order, judgment or settlement agreement.

              (e) During the period of ownership or operation by the Company and its Subsidiaries of any of their respective current or previously owned or leased properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties and none of the Company or its Subsidiaries have disposed of any Hazardous Material or any other substance either on said owned or leased properties or at other properties, in a manner that has led, or could reasonably be anticipated to lead, to a Release. Prior to the period of ownership or operation by the Company and its Subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of the Company, no Hazardous Material was disposed of at such current or previously owned or leased properties, and there were no Releases of Hazardous Material in, on, under or affecting any such property.

              (f) Except for leases entered into in the ordinary course of business, as to which no notice of a claim for indemnity or reimbursement has been received by the Company, neither the Company nor any of its Subsidiaries has entered into any agreement that may require it to pay to, reimburse, guarantee, pledge, defend, indemnify, or hold harmless any Person for or against any Environmental Liabilities and Costs.

              (g) Neither the Company nor any of its Subsidiaries has treated, stored or disposed of "hazardous waste", as that term is defined in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., analogous state Laws, or the regulations promulgated thereunder, such that the Company or any of its Subsidiaries would be required to obtain a permit under said Laws for such treatment, storage or disposal.

              (h) The Company has provided to Parent true and correct copies of all environmental studies and reports in its possession or in the possession of its representative, agents or consultants, prepared within the last five years, relating to (i) the Company's and its Subsidiaries' compliance with Environmental Laws; (ii) the environmental condition of the Company's and its Subsidiaries' currently owned or leased properties, including, but not limited to, the extent of any on-site contamination at any of such properties, results of investigations at such properties, remedial action plans for such properties, and asbestos surveys; and (iii) the environmental condition of any properties formerly owned or operated by the Company or any of its Subsidiaries, or of any other location at which the Company or any of its Subsidiaries is subject to an environmental claim, including, but not limited to, the extent of any on-site contamination at any such properties, results of investigations at such properties and remedial action plans at such properties.

         Section 3.14 Intellectual Property.

              (a) (i) Except as set forth on Schedule 3.14(a)(i) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of, or has the valid and transferable right to use, the Trademarks, free and clear of all Liens. Schedule 3.14(a)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all U.S., state and foreign (i) Trademark registrations and applications, and (ii) material unregistered Trademarks, each as owned by the Company or its Subsidiaries. The Company or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed on Schedule 3.14(a)(i) of the Company Disclosure Schedule.

                   (ii) Except as set forth on Schedule 3.14(a)(ii) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of, or has the valid and transferable right to use the Other Intellectual Property, free and clear of all Liens. Schedule 3.14(a)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all U.S. and foreign:

                   (1)  patents and patent applications,

                   (2)  copyright registrations and applications, and

                   (3)  material unregistered copyrights.

              The Company currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application, patent and registration listed on Schedule 3.14(a)(ii) of the Company Disclosure Schedule that is currently owned by the Company or one of its Subsidiaries.

              (b) The registrations listed on Schedules 3.14(a)(i) and 3.14(a)(ii) of the Company Disclosure Schedule are valid and subsisting, in full force and effect in all material respects, and have not been cancelled, expired or abandoned.

There is no pending, existing or, to the Company's knowledge, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against the applications, patents and registrations listed on Schedules 3.14(a)(i) and 3.14(a)(ii) of the Company Disclosure Schedule. To the Company's knowledge, there is no pending, existing or threatened, opposition, interference, cancellation proceeding or other legal or govern mental proceeding before any court or registration authority in any jurisdiction against any of the Trademarks or any of the Other Intellectual Property owned by the Company or its Subsidiaries.

              (c) Schedule 3.14(c)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all agreements granting to third parties any material right to use or practice any material rights under any of the Trademarks or any of the Other Intellectual Property owned by the Company;
Schedule 3.14(c)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all material agreements permitting the Company or its Subsidiaries to use any Trademarks or Other Intellectual Property (such agreements, together with the agreements referenced on Schedule 3.14(c)(i) of the Company Disclosure Schedule are collectively referred to herein as the "Licenses"). The Licenses are valid and binding agreements of the Company or one or more of its Subsidiaries, as applicable, fully transferable to Parent and Purchaser, enforceable in accordance with their terms, and the Company and the Subsidiaries, and to the Company's knowledge, the other parties thereto, as applicable, are not in material breach or default thereunder.

              (d)  Each Product is either:

              (i) owned by the Company, or one or more of its Subsidiaries, or otherwise available to the Company or its Subsidiaries without the license, lease or consent of any third party, or

              (ii) used under rights granted to the Company or one or more of its Subsidiaries pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is set forth on Schedule 3.14(c)(ii) of the Company Disclosure Schedule.

              The Company and each of its Subsidiaries uses the Computer Programs in connection with the operation of its business as conducted on the date hereof and, to the Company's knowledge, such use does not violate the rights of any third party. All Computer Programs which are owned by the Company or its Subsidiaries were either developed by:

              (i) employees of the Company or its Subsidiaries within the scope of their employment,

              (ii) third parties as "works-made-for-hire", as that term is defined under Section 101 of the United States copy right laws, pursuant to written agreements, or

              (iii) independent contractors who have assigned their rights to the Company or one or more of its Subsidiaries pursuant to written agreements, or were assigned to the Company or its Subsidiaries.

              (e) The Company has taken reasonable measures to protect the confidentiality of its material trade secrets, including requiring employees having access thereto to execute written non-disclosure agreements. No trade secret or confidential know-how material to the business of the Company or any of its Subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's or such Subsidiary's proprietary interests in and to such trade secrets and confidential know-how.

              (f) To the Company's knowledge, the conduct of the business of the Company and each of its Subsidiaries does not infringe upon any intellectual property right owned or controlled by any third party. There are no claims or suits pending or, to the Company's knowledge, threatened, and neither the Company nor any of its Subsidiaries has received any written notice of a third party claim or suit:

              (i) alleging that the Company's or such Subsidiary's activities or the conduct of its business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party, or

              (ii) challenging the ownership, use, validity or enforceability of the Trademarks or the Other Intellec-tual Property owned or used by the Company or its Subsidiaries.

              (g) To the Company's knowledge, except as set forth on Schedule 3.14(g) of the Company Disclosure Schedule, no third party is infringing upon any of the Trademarks or the Other Intellectual Property owned by the Company or any of its Subsidiaries and, except as set forth on Schedule 3.14(g) of the Company Disclosure Schedule, no such claims have been made against a third party by the Company or any of its Subsidiaries.

              (h) Except as set forth on Schedule 3.14(h) of the Company Disclosure Schedule, there are no settlements, consents, judgments or orders which restrict the Company's or any of its Subsidiaries' rights to use any of the Trademarks or the Other Intellectual Property, and no concurrent use or other agreements (aside from license and other like agreements) which restrict the Company's or any of its Subsidiaries' rights to use any of the Trademarks or the Other Intellectual Property owned by the Company or any of its Subsidiaries.

              (i) The consummation of the Transactions will not result in the loss or impairment of the Company's or any of its Subsidiaries' rights to own or use any of the Trademarks or the Other Intellectual Property owned by or licensed to the Company or its Subsidiaries nor will it require the consent of any Governmental Entity or third party in respect of any such Trademarks or the Other Intellectual Property.

              (j) No present or former employee, officer or director of the Company or any of its Subsidiaries has any right, title or interest, directly or indirectly, in whole or in part, in any of the Trademarks or Other Intellectual Property owned by or licensed to the Company or its Subsidiaries.

         Section 3.15 Properties. Each of the Company and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its properties and assets (including the Real Property) in order to allow it to conduct, and continue to conduct, its business as currently conducted, except for such properties and assets the loss or forfeiture of which is not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Except as set forth on Schedule 3.15 of the Company Disclosure Schedule, and except for such properties and assets the loss or forfeiture of which is not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, such material tangible properties and assets (including the Real Property) are sufficiently free of Liens to allow the Company and each of its Subsidiaries to conduct, and continue to conduct, its business as currently conducted in all material respects and the consummation of the Transactions will not alter or impair such ability in any material respect. Except as set forth on Schedule 3.15 of the Company Disclosure Schedule, the Company and/or its Subsidiaries have good, valid, marketable and fee simple title to all the Fee Property, free and clear of all Liens other than Liens the enforcement of which is not reasonably likely to have a material impact on the continued use or value of such properties.

         Section 3.16 Contracts. (a) Except as set forth in the Company's SEC Documents or Schedule 3.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its Subsidiaries, taken as a whole, may be conducted, (iii) any transaction, agreement, arrangement or understanding with any Affiliate that would be required to be disclosed under Item 404 of regulation S-K under the Securities Act, (iv) any voting or other agreement governing how any Shares shall be voted,
(v) any material agreement with any stockholders of the Company, (vi) any acquisition, merger, asset purchase or sale agreement or (vii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the Transactions (all contracts of the type described in clauses (i) - (vii) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and is in full force and effect, and the Company and each Subsidiary of the Company have, in all material respects, performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary of the Company knows of, or has received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract, except where such occurrence or default would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

              (b) Except as disclosed in the Company's SEC Documents or on
Schedule 3.16 of the Company Disclosure Schedule or as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) employment or consulting agreements not terminable on thirty
(30) days' or less notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions.

         Section 3.17 Labor Relations. Except to the extent set forth in the Company's SEC Documents or Schedule 3.17 of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries is, and has at all times been, in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, except where the failure to comply would not be reasonably likely to cause a Material Adverse Effect on the Company; (ii) there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; and (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization.

         Section 3.18 Products Liability; Recalls. (a) Except as set forth in
Schedule 3.18 of the Company Disclosure Schedule, (i) there is no claim, action, suit or proceeding pending before any Governmental Entity in which a Product is alleged to have a Defect; (ii) to the knowledge of the Company and its Subsidiaries, no such claim, action, suit or proceeding is threatened; (iii) no valid basis exists for any such claim, action, suit or inquiry, proceeding; and
(iv) no claim, action, suit or proceeding referred to in clause (i) or (ii) of this Section 3.18 would, if adversely determined, have, individually or in the aggregate, a Material Adverse Effect on the Company.

              (b) Except as disclosed in Schedule 3.18 of the Company Disclosure Schedule, there is no pending, or to the knowledge of the Company, threatened recall or investigation of any Product, which recall or investigation would reasonably be expected to have a material Adverse Effect on the Company.

         Section 3.19 Applicability of State Takeover Statutes. The Section 203 Approval is valid and in full force and effect. Section 203 of the DGCL will not apply to the Company Option Agreement, the Offer, the acquisition of Shares pursuant to the Offer or the Merger. No other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger or the other Transactions.

         Section 3.20 Voting Requirements. The affirmative vote of the holders of a majority of all the Shares entitled to vote approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Transactions.

         Section 3.21 Brokers. No broker, investment banker, financial advisor or other Person, other than Piper Jaffray, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has provided Parent true and correct copies of all agreements between the Company and Piper Jaffray, including, without limitations, any fee arrangements.

         Section 3.22 Opinion of Financial Advisor. The Company has received the opinion of Piper Jaffray, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the holders of Shares is fair to such holders from a financial point of view, as of the date of such opinion, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been authorized by Piper Jaffray to permit the inclusion of such opinion in its entirety in the Offer Documents and the Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to Piper Jaffray and its counsel.

         Section 3.23 Year 2000.

         Except as set forth on Schedule 3.23 of the Company Disclosure
Schedule:

              (a) all of the Computer Programs, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty- first centuries; and

              (b) all of the products and services sold, licensed, rendered or otherwise provided by the Company or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data and will not produce incorrect results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and neither the Company nor any of its Subsidiaries is or shall be subject to claims or liabilities arising from their failure to do so; and

              (c) neither the Company nor any of its Subsidiaries has made other representations or warranties regarding the ability of any product or service sold, licensed, rendered or otherwise provided by the Company or by any of its Subsidiaries in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data and to produce correct results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and
(ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         Section 3.24 Company Rights Agreement. The Company and its Board of Directors have taken all action which may be necessary under the Company Rights Agreement so that the Offer is deemed to be a "Permitted Offer" (as defined in the Company Rights Agreement) and the execution and delivery of this Agreement and the Company Option Agreement (and any amendments thereto by the parties hereto), and the consummation of the Merger and the Transactions, will not cause
(i) Parent or Purchaser to constitute an "Acquiring Person" (as defined in the Company Rights Agreement), (ii) a "Distribution Date," "Section 13 Event," "Triggering Event," or "Share Acquisition Date" (each as defined in the Company Rights Agreement) to occur or (iii) the Rights (as defined in the Company Rights Agreement) to become exercisable pursuant to Section 11(a)(ii) thereof or otherwise. The Company shall cause the Company Rights Agreement to be amended such that the "Final Expiration Date" (as such term is defined in the Company Rights Agreement) and the expiration of the Rights shall occur upon the acceptance for payment of Shares pursuant to the Offer.

         Section 3.25 Absence of Questionable Payments. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any of its Subsidiaries nor any current director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. The Company and each of its Subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

         Section 3.26 Full Disclosure. The Company has not failed to disclose to Parent any fact material to the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company necessary to make the information which the Company has disclosed to Parent or Purchaser not misleading. No representation or warranty by the Company in this Agreement and no statement contained in any exhibit, disclosure schedule, or certificate contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

         Parent and Purchaser represent and warrant to the Company as follows:

         Section 4.1 Organization, Standing and Corporate Power. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which each is incorporated and has the requisite corporate power and authority to carry on its business as now being con ducted. Each of Parent and Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on Parent.

         Section 4.2 Authority; Noncontravention. Parent and Purchaser have the requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Purchaser, as applicable. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent under, (i) the certificate of incorporation or by-laws of Parent or Purchaser, (ii) any Law applicable to Parent or Purchaser or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, viola-tions, defaults, rights or Liens that individually or in the aggregate would not
(x) impair in any material respect the ability of Parent and Purchaser to perform their respective obligations under this Agreement or (y) prevent or impede the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation by Parent or Purchaser, as the case may be, of any of the Transactions, except for (i) the filings, permits, authorizations, consents and approvals set forth in Schedule 4.2 of the disclosure schedule delivered by Parent to the Company at or prior to the execution of this Agreement (the "Parent Disclosure Schedule"), or as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, any applicable state securities or "blue sky" Laws and the DGCL, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent the consummation of or materially impair the ability of Parent or Purchaser to consummate the Transactions.

         Section 4.3 Proxy Statement; Offer Documents. The Offer Documents and any other documents to be filed by Parent with the SEC or any other Government Entity in connection with the Merger and the other Transactions will (in the case of the Offer Documents and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of filing with the SEC or, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or shall, at the time of the Special Meeting (as defined in Section 5.3) or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, neither Parent nor Purchaser makes any representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company specifically for inclusion therein.

         Section 4.4 Operations of Purchaser. Purchaser was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

         Section 4.5 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.


                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Interim Operations of the Company. After the date hereof and prior to the time the designees of Parent have been elected or appointed to, and shall constitute a majority of, the Board of Directors of the Company pursuant to Section 1.4 or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except (i) as expressly contemplated by this Agreement, (ii) as set forth on Schedule 5.1 of the Company Disclosure Schedule or (iii) as agreed in writing by Parent:

              (a) the Company shall and shall cause its Subsidiaries to carry on their respective businesses in the ordinary course;

              (b) the Company shall and shall cause its Subsidiaries to use all commercially reasonable efforts consistent with good business judgment to preserve intact their current business organizations, keep available the services of their current officers and key employees and preserve their relationships consistent with past practice with desirable customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired in all material respects at the Effective Time;

              (c) neither the Company nor any of its Subsidiaries shall, directly or indirectly, amend its certificate of incorporation or by-laws or similar organizational documents;

              (d) Officers of the Company and its Subsidiaries shall confer at such times as Parent may reasonably request with one or more Representatives of

Parent to report material operational matters and the general status of ongoing operations;

              (e) neither the Company nor any of its Subsidiaries shall: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its Subsidiaries, except that a wholly-owned Subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock or that of its Subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares issued upon the exercise of Options outstanding on the date hereof in accordance with the Option Plans as in effect on the date hereof; or (iii) split, combine or reclassify the outstanding capital stock of the Company or of any of the Subsidiaries of the Company;

              (f) except as permitted by this Agreement, neither the Company nor any of its Subsidiaries shall acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (including entities which are Subsidiaries of the Company or any of the Company's Subsidiaries) or (B) any assets, including real estate, except purchases in the ordinary course of business consistent with past practice;

              (g) neither the Company nor any of its Subsidiaries shall make any new capital expenditure or expenditures which individually exceed $50,000 and in the aggregate exceed $150,000;

              (h) neither the Company nor any of its Subsidiaries shall, except in the ordinary course of business and except as otherwise permitted by this Agreement, amend or terminate any Company Material Contract where such amendment or termination would have a Material Adverse Affect on the Company, or waive, release or assign any material rights or claims;

              (i) neither the Company nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any property or assets other than in the ordinary course of business and consistent with past practice;

              (j) neither the Company nor any of its Subsidiaries shall: (i) enter into any employment or severance agreement with or grant any severance or termination pay to any officer, director or key employee of the Company or any its Subsidiaries; or (ii) hire or agree to hire any new or additional key employees or officers;

              (k) neither the Company nor any of its Subsidiaries shall, except as required to comply with applicable Law or expressly provided in this Agreement, (A) adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, except to the extent necessary to coordinate any such Benefit Plans with the terms of this Agreement, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, (C) pay any benefit not provided for under any Benefit Plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

              (l) neither the Company nor any of its Subsidiaries shall: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) incur or modify any material indebtedness or other liability except as set forth on Schedule 5.1 of the Company Disclosure Schedule; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business and consistent with past practice); (v) settle any claims other than in the ordinary course of business, in accordance with past practice and without admission of liability; or (vi) enter into any material commitment or transaction;

              (m) neither the Company nor any of its Subsidiaries shall change any of the accounting methods used by it unless required by GAAP;

              (n) neither the Company nor any of its Subsidiaries shall make any Tax election, amend any Tax Return, make a claim for any Tax Refund or settle or compromise any Tax liability (whether with respect to amount or timing);

              (o) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries; or, except in the ordinary course of business consistent with past practice, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

              (p) neither the Company nor any of its Subsidiaries shall (by action or inaction) amend, renew, terminate or cause to be extended any lease, agreement or arrangement relating to any of the Leased Properties or enter into any lease, agreement or arrangement with respect to any real property.

              (q) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing; and

              (r) neither the Company nor any of its Subsidiaries shall take any action that the Company knows at the time of taking such action would result in any of the conditions to the Offer set forth in Annex A not being satisfied (subject to the Company's right to take action specifically permitted by Section 5.5).

         Section 5.2 Access; Confidentiality. The Company shall (and shall cause each of its Subsidiaries to) afford to the Representatives of Parent reasonable access on reasonable prior notice during normal business hours, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement, to all of its properties, offices, executive employees, contracts, commitments, books and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as Parent may from time to time reasonably request. Parent and Purchaser will make all reasonable efforts to minimize any disruption to the businesses of the Company and its Subsidiaries which may result from the requests for data and information hereunder and pursuant to Section 5.1(d) hereof. Except as otherwise agreed to by the Company, unless and until Parent and Purchaser shall have purchased Shares pursuant to the Offer, Parent will be bound by the terms of a confidentiality agreement (the "Confidentiality Agreement"), dated as of June 16, 1998 and amended as of July 27, 1998, by and between Parent and the Company.

         Section 5.3 Special Meeting, Proxy Statement.

              (a) If required by applicable Law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law, its Certificate of Incorporation and By-laws:

              (i) as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") for the purposes of considering and taking action upon the approval of the Merger and the approval and adoption of this Agreement;

              (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders at the earliest practicable date; provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

              (iii) unless this Agreement has been terminated in accordance with Article VII, subject to its rights pursuant to Section 5.5, include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement.

              (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of its other Subsidiaries in favor of approval of the Merger and the approval and adoption of this Agreement.

              (c) Notwithstanding anything else herein or in this Section 5.3, in the event that Parent, Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate a number of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, sufficient to enable Purchaser or the Company to cause the Merger to become effective under applicable Law without a meeting of stockholders of the Company, the parties hereto shall, at the request of Parent and subject to Article VI, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the consummation of such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

         Section 5.4 Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, including without limitation Section 5.5 hereto, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger, and the other Transactions, including (i) the preparation and filing with the SEC of the Offer Documents, the Schedule 14D-9, the preliminary Proxy Statement and the Proxy Statement and all necessary amendments or supplements thereto; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any Governmental Entity and the making of all necessary registrations and filings (including filings with any Governmental Entity, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

              (b) Each of the Company, Parent and Purchaser shall give prompt notice to the other of (i) any of their representations or warranties contained in this Agreement becoming untrue or inaccurate in any material respect (including in the case of representations or warranties receiving knowledge of any fact, event or circumstance which is reasonably likely to cause any representation qualified as to the knowledge to be or become untrue or inaccurate in any material respect) or (ii) the failure by them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         Section 5.5 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize (and shall use its best efforts not to permit) any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries or the submission of, any Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to or access to the proper ties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or
(iii) enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal; provided, that nothing contained in this Section 5.5 or any other provision hereof shall prohibit the Company or the Company's Board of Directors from (A) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or
(B) making such disclosure to the Company's stockholders as, in the good faith judgment of the Company's Board of Directors, after receiving written advice from outside counsel, is required under applicable Law, provided that the Company may not, except as permitted by Section 5.5(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend any Takeover Proposal, or enter into any agreement with respect to any Takeover Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotia-tions with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the time of acceptance of Shares for payment pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person or group and may negotiate and participate in discussions and negotiations with such Person or group concerning a Takeover Proposal if:

              (x) such Person or group has submitted a Superior Proposal; and

              (y) in the opinion of the Company's Board of Directors such action is required to discharge the Board's fiduciary duties to the Company's stockholders under applicable Law, determined only after receipt of a written opinion from independent legal counsel to the Company that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable Law.

The Company will promptly (but in no case later than 24 hours) notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company regarding any Takeover Proposal, and the Company will promptly communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive regarding any Takeover Proposal (and will promptly provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Takeover Proposal which was not previously provided to Parent. The Company will keep Parent informed of the status and details of any such Takeover Proposal and of any amendments or proposed amendments to any Takeover Proposal and will promptly (but in no case later than 24 hours) notify Parent of any determination by the Company's Board of Directors that a Superior Proposal has been made.

              (b) Except as set forth in this Section 5.5(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Board of Directors of the Company or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, subject to compliance with the provisions of this Section 5.5, prior to the time of acceptance for payment of Shares pursuant to the Offer, the Company's Board of Directors may withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the third business day following Parent's receipt of written notice (including by facsimile) from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, but only if the Company shall have caused its financial and legal advisors to negotiate with Parent promptly following delivery of such notice and through such three business day period to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Transactions on such adjusted terms.

         Section 5.6 Publicity. Except as required by Law or as permitted by
Section 5.5, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party.

         Section 5.7 Transfer Taxes. All liability for transfer or other similar Taxes arising out of or related to the Offer and the Merger or the consummation of any other Transaction, and due to the property owned by the Company or any of its Subsidiaries or affiliates ("Transfer Taxes") shall be borne by the Company, and the Company shall file or cause to be filed all Tax Returns relating to such Transfer Taxes which are due.

         Section 5.8 State Takeover Laws. Notwithstanding any other provision in this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board of Directors of the Company. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to the Company Stockholder Agreement, the Offer, the acquisition of Shares pursuant to the Offer or the Merger, the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

              Section 5.9 Indemnification and Insurance.

              (a) The Company shall, to the fullest extent permitted under applicable Delaware Law, the terms of the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Delaware Law, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, (x) arising out of or pertaining to the Transactions or (y) otherwise with respect to any acts or omissions or alleged acts or omissions occurring at or prior to the Effective Time, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time must be reasonably satisfactory to the Surviving Corporation,
(ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group shall be reimbursed for the costs of only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The indemnity agreements of the Surviving Corporation in this Section 5.9(b) shall extend, on the same terms to, and shall inure to the benefit of and shall be enforceable by, each Person or entity who controls, or in the past controlled, any present or former director, officer or employee of the Company or any of its Subsidiaries.

              (b) For a period of three years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to the terms now applicable to them under the Company's current policies; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage; and provided further, that, if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

              (c) This Section 5.9 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.


                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Purchaser, as the case may be, to the extent permitted by applicable Law:

              (a) this Agreement shall have been approved and adopted by the requisite vote of the holders of Shares, if required by applicable Law and the Certificate of Incorporation, in order to consummate the Merger;

              (b) any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated;

              (c) no statute, rule, regulation, order, decree or injunction shall have been enacted, promulgated or issued by any Governmental Entity precluding, restraining, enjoining or prohibiting consummation of the Merger; and

              (d) Parent, Purchaser or their affiliates shall have purchased all Shares duly tendered and not withdrawn pursuant to the Offer; provided, however, that the obligation of Parent and Purchaser to effect the Merger shall not be conditioned on the fulfillment of the condition set forth in this subsection
(d) if the failure of Purchaser to purchase the Shares pursuant to the Offer shall have constituted a breach of this Agreement.


                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company (provided, however, that if Shares are purchased pursuant to the Offer, neither Parent nor Purchaser may in any event terminate this Agreement):

              (a) By the mutual written consent of Parent and the Company; provided, however, that if Parent shall have a majority of the directors pursuant to Section 1.4, such consent of the Company may only be given if approved by the Continuing Directors.

              (b) By either of Parent or the Company if (i) a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the Transactions on the terms contemplated by this Agreement or (ii) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable.

              (c) By either of Parent or the Company if at least that number of Shares required by the Minimum Condition to be tendered shall not have been purchased in the Offer on or before November 30, 1998; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Offer on or before such date;

              (d) By the Company:

                   (i) if the Company has entered into an agreement with respect to a Superior Proposal or has approved or recommended a Superior Proposal in accordance with Section 5.5(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that it simultaneously terminates this Agreement and makes simultaneous payment to the Parent of the Expenses and the Termination Fee; or

                   (ii) if Parent or Purchaser shall have terminated the Offer or the Offer expires without Parent or Purchaser, as the case may be, purchasing any Shares pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(d)(ii) if the Company is in material breach of this Agreement or the Company Option Agreement;

                   (iii) if Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(d)(iii) if the Company is in material breach of this Agreement or the Company Option Agreement; or

                   (iv) if there shall be a breach by Parent or Purchaser of any of their representations, warranties, covenants or agreements contained in this Agreement which breach is incapable of being cured or is not cured within 10 days of notice from the Company to Parent, except, in each case, where such breach does not have a material adverse effect on the ability of Parent or Purchaser to consummate the Offer or the Merger.

              (e) By Parent or Purchaser:

                   (i) (A) if prior to the purchase of the Shares pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended or approved a Takeover Proposal (provided that the Company merely providing notice to Parent pursuant to the last sentence of Section 5.5(b) shall not in itself constitute a recommendation or approval of a Takeover Proposal); or

                           (B) there shall have been a material breach of any provision of Section 5.5; or

                           (ii) if Parent or Purchaser shall have terminated the Offer without Parent or Purchaser purchasing any Shares thereunder, provided that Parent or Purchaser may not terminate this Agreement pursuant to this Section 7.1(e)(ii) if Parent or Purchaser is in material breach of this Agreement; or

                           (iii) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; or

                           (iv) if the Company receives a Takeover Proposal from any Person (other than Parent or Purchaser), and the Company's Board of Directors takes a neutral position or makes no recommendation with respect to such Takeover Proposal after a reasonable amount of time (and in no event more than ten business days following such receipt) has elapsed for the Company's Board of Directors to review and make a recommendation with respect to such Takeover Proposal; or

                           (v) if there shall be a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement or the Company Option Agreement which breach is incapable of being cured or is not cured within 10 days of notice from Parent to the Company, except, in each case, where such breach (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have a Material Adverse Effect on the Company or a materially adverse effect on the ability of the Company to consummate the Offer or the Merger.

                  Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent or Purchaser as provided in
Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, other than the provisions of Section 3.21, 4.6, 5.2, this Section 7.2 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

                           (b) If (x) Parent or Purchaser terminates this
Agreement pursuant to Section 7.1(e)(i) or 7.1(e)(iv) or (y) the Company terminates this Agreement pursuant to Section 7.1(d)(i), then in each case, the Company shall pay, or cause to be paid to Parent, at the time of termination, an amount equal to $2,500,000 (the "Termination Fee") and an amount equal to Parent's and Purchaser's actual and documented reasonable out-of-pocket expenses incurred by Parent or Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, including, without limitation, the reasonable fees and expenses payable to all attorneys, accountants, banks, investment banking firms, and other financial institutions and Persons and their respective agents and counsel incurred in connection with the Transactions or arranging or committing to provide or providing any financ-ing for, the Transactions (the "Expenses"). In addition, if this Agreement is '[]terminated by either Parent or the Company pursuant to Section 7.1(c), by Parent pursuant to Section 7.1(e)(ii) (other than if such termination is a result of the failure to satisfy the conditions set forth in paragraphs (a)(i),
(a)(ii), (a)(v), (a)(vii), (a)(viii), (b) or (c) of Annex A hereto) or 7.1(e)(v) (other than by reason of a breach of Section 5.5) or by the Company pursuant to
Section 7.1(d)(ii) (other than if such termination is a result of the failure to satisfy the conditions set forth in paragraphs (a)(i), (a)(ii), (a)(v),
(a)(vii), (a)(viii), (b) or (c) of Annex A hereto) and at the time of such termination, Parent is not in material breach of this Agreement, then the Company shall pay to Parent, at the time of termination, the Expenses, and, if the Company shall thereafter, within 12 months after such termination, enter into an agreement with respect to a Takeover Proposal, then the Company shall pay the Termination Fee concurrently with entering into any such agreement. Any payments required to be made pursuant to this Section 8.1 shall be made by wire transfer of same day funds to an account designated by Parent. The Termination Fee payable hereunder if (x) Parent or

Purchaser terminates this Agreement pursuant to Section 7.1(e)(i) or 7.1(e)(iv) or (y) the Company terminates this Agreement pursuant to Section 7.1(d)(i) (the "Immediately Payable Termination Fee"), shall be secured by the Company's assets pursuant to the Security Agreement, dated as of the date hereof by and among Parent, Hasbro Interactive Inc., a Delaware corporation and a wholly owned subsidiary of Parent and the Company.

                  Section 8.2 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto (which in the case of the Company shall include approvals as contemplated in Section 1.4(c)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration or otherwise adversely affect the rights of stockholders.

                  Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or in the case of the Company shall survive the acceptance for payment of and payment for Shares purchased pursuant to the Offer. This
Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)      if to Parent or Purchaser, to:

                           Hasbro, Inc.
                           1027 Newport Avenue
                           Pawtucket, Rhode Island 02861
                           Attention: Harold P. Gordon, Vice Chairman
                           Telecopy: (401) 727-5121

                           with a copy to:

                           Hasbro, Inc.
                           32 W. 23rd Street
                           New York, New York 10010
                           Attention: Phillip H. Waldoks

                           Senior Vice President-Corporate
                           Legal Affairs and Secretary
                           Telecopy:  (212) 741-0663

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York  10022-3897
                           Attention: Howard L. Ellin, Esq.
                           Telecopy: 212-735-2000

                  (b)      if to the Company, to:

                           MicroProse, Inc.
                           2490 Mariner Loop
                           Suite 100
                           Alameda, California  94501
                           Attention: Stephen M. Race
                           Chief Executive Officer
                           Telecopy: (510) 864-4607

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California  94304
                           Attention:  David Drummond, Esq.
                           Telecopy:  (650) 493-6811

                  Section 8.5 Interpretation. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless other wise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                           (b) The phrases "the date of this Agreement," "the
date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 11, 1998. The phrase "to the knowledge of" the Company and/or any Subsidiary thereof or any similar phrase shall mean such facts and other information which as of the date of this Agreement are known to any vice president, chief financial officer, controller, and any officer superior to any of the foregoing, of the referenced party after the conduct of a reasonable investigation by such officers.

                           (c) The parties have participated jointly in the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.7 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement, the Confidentiality Agreement and the Company Option Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 5.9 and 1.4(c) (which is for the benefit of the Company's stockholders other than Parent and Purchaser) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  Section 8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless the economic or legal substance of the Transactions is affected in an adverse way to any party.

                  Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts or choice of law thereof or of any other jurisdiction.

                  Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 8.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of Delaware.

                  Section 8.12 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.2, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  Section 8.13 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 8.2 or an extension or waiver pursuant to
Section 8.12 shall, in order to be effective, require in the case of Parent, Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, however, that in the event that Parent's designees are appointed or elected to the Board of Directors of the Company as provided in Section 1.4, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, except as otherwise contemplated by this Agreement the affirmative vote of a majority of the Continuing Directors of the Company shall be required by the Company to amend this Agreement by the Company.

                  Section 8.14 Certain Undertakings of Parent. Parent shall perform, or cause to be performed and shall be liable for any obligation of Purchaser under this Agreement which shall have been breached by Purchaser.

                  Section 8.15  Definitions.  For purposes of this Agreement:

         "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange
Act.

         "Benefit Plans" has the meaning assigned thereto in Section 3.10.

         "By-laws" means the by-laws of the Company as in effect on the date of this Agreement.

         "Certificate of Incorporation" means the certificate of incorporation of the Company as in effect on the date of this Agreement.

         "Certificate of Merger" has the meaning assigned thereto in Section
1.6.

         "Certificates" has the meaning assigned thereto in Section 2.2.

         "Closing" has the meaning assigned thereto in Section 1.7.

         "Closing Date" has the meaning assigned thereto in Section 1.7.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means MicroProse, Inc., a Delaware corporation.

         "Company Disclosure Schedule" has the meaning assigned thereto in
Section 3.2.

         "Company Material Contract" has the meaning assigned thereto in Section 3.16.

         "Company Option Agreement" has the meaning assigned thereto in the recitals.

         "Company's SEC Documents" has the meaning assigned thereto in Section 3.5.

         "Computer Programs" means:

                  (i) any and all computer software programs, including all source and object code,

                  (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise,

                  (iii) billing, reporting, and other management information systems,

                  (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing,

                  (v)      all content contained on any Internet site(s), and

                  (vi) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Company Rights Agreement" means the Preferred Shares Rights Agreement, dated as of February 6, 1996, by and between the Company and Chemical Mellon Shareholder Services, L.L.C.

         "Confidentiality Agreement" has the meaning assigned thereto in Section 5.2.

         "Continuing Director" means (i) any member of the Board of Directors of the Company as of the date hereof, or (ii) any successor of a Continuing Director who is (A) unaffiliated with, and not a designee or nominee, of Parent or Purchaser, and (B) recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Company, and in each case under clauses (i) and (ii), who is not an employee of the Company.

         "Convertible Notes" has the meaning assigned thereto in Section 3.3.

         "Defect" means a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including, without limitation, any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, impurity, or dangerous propensity.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Dissenting Shares" has the meaning assigned thereto in Section 2.5.

         "Dissenting Stockholders" has the meaning assigned thereto in Section 2.5.

         "Effective Time" has the meaning assigned thereto in Section 1.6.

         "Environmental Laws" means all foreign, Federal, state and local Laws relating to pollution or protection of human health, safety or the environment, including, without limitation, Laws relating to Releases or threatened Releases of

Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, and all Laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

         "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive dam ages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any Person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, including any Environmental Law, or arising from environmental, health or safety conditions, or the Release or threatened Release of Hazardous Materials into the environment.

         "ERISA" has the meaning assigned thereto in Section 3.10.

         "ERISA Affiliate" has the meaning assigned thereto in Section 3.10.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expenses" has the meaning assigned thereto in Section 8.1.

         "Fee Properties"means all real property and interests in real property owned in fee by the Company or one of its Subsidiaries.

         "GAAP" has the meaning assigned thereto in Section 3.5.

         "Governmental Entity" means any (i) nation, state county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Materials" means all substances defined as hazardous substances in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or substances defined as hazardous substances, hazardous materials, toxic substances, hazardous wastes, pollutants or contaminants, under any Environmental Law, or substances regulated under any Environmental Law, including, but not limited to, petroleum (including crude oil or any fraction thereof), asbestos, and polychlorinated biphenyls.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Parties" has the meaning assigned thereto in Section 5.9.

         "Laws" means any administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, judgment, decree, license or permit enacted, promulgated, issued, enforced or entered by any Governmental Entity.

         "Leased Properties" means all real property and interests in real property leased by the Company or one of its Subsidiaries.

         "Licenses" has the meaning assigned thereto in Section 3.14(c) hereof.

         "Lien" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any \adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest.

         "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, assets, financial condition or results of operations of such party and its Subsidiaries taken as a whole (except for any such change or effect that (i) is caused by conditions affecting the United States or world economy as a whole, (ii) affects the industry in which the Company competes as a whole or (iii) arises as a result of the announcement or pendency of the Offer).

         "Merger" has the meaning assigned thereto in Section 1.5.

         "Merger Consideration" has the meaning assigned thereto in Section 2.1.

         "Minimum Condition" has the meaning assigned thereto in Annex A.

         "Offer" has the meaning assigned thereto in Section 1.1.

         "Offer Documents" has the meaning assigned thereto in Section 1.3.

         "Offer Price" has the meaning assigned thereto in Section 1.1.

         "Offer to Purchase" has the meaning assigned thereto in Section 1.1.

         "Option Plans" has the meaning assigned thereto in Section 2.4.

         "Option" has the meaning assigned thereto in Section 2.4.

         "Other Intellectual Property" shall mean all intellectual property rights used in the business of the Company or any of its Subsidiaries as currently conducted, including but not limited to all patents and patent applications; copyrights, copyright registrations and applications (including copyrights in Computer Programs); Computer Programs; technology, trade secrets, know-how, confidential information, proprietary processes and formulae; "semiconductor chip product" and "mask works" (as such terms are defined in 17 U.S.C. 901); and rights of publicity and privacy relating to the use of the names, signatures, likenesses, voices and biographical information of real persons; together with any and all rights of renewal thereof and the right to sue for past, present or future infringements or misappropriations thereof.

         "Paying Agent" has the meaning assigned thereto in Section 2.2.

         "Parent" means Hasbro, Inc.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permit" means any Federal, state, local and foreign governmental approval, authorization, certificate, filing, franchise, license, notice, permit or right.

         "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, labor union, estate, trust, unincorporated organization or other entity, including any Governmental Entity.

         "Piper Jaffray" has the meaning assigned thereto in Section 1.2.

         "Preferred Shares" has the meaning assigned thereto in Section 3.3.

         "Preferred Stock Purchase Rights" shall mean the preferred stock purchase rights issued pursuant to the Company Rights Agreement.

         "Product" means any product designed, manufactured, shipped, sold, mar-keted, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company or any of its Subsidiaries.

         "Proxy Statement" has the meaning assigned thereto in Section 5.3.

         "Purchaser" means New HIAC Corp.

         "Real Property" means the Leased Properties and the Fee Properties.

         "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property of any Hazardous Material, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

         "Schedule 14D-1" has the meaning assigned thereto in Section 1.3.

         "Schedule 14D-9" has the meaning assigned thereto in Section 1.3.

         "SEC" means the United States Securities and Exchange Commission or any successor agency.

         "SEC Documents" means reports, proxy statements, forms, and other docu-ments required filed with the SEC under the Securities Act and the Exchange Act.

         "Secretary of State" has the meaning assigned thereto in Section 1.6.

         "Section 203 Approval" has the meaning assigned thereto in Section 1.2.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Shares" has the meaning assigned thereto in Section 3.3.

         "Series B Preferred Shares" has the meaning assigned thereto in Section 3.3.

         "Series B-1 Preferred Shares" has the meaning assigned thereto in
Section 3.3.

         "Series B Participating Preferred Shares" has the meaning assigned thereto in Section 3.3.

         "Shares" has the meaning assigned thereto in the recitals.

         "Significant Subsidiaries" has the meaning assigned thereto in Rule 1-02 of Regulation S-X of the SEC.

         "Special Meeting" has the meaning assigned thereto in Section 5.3.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other entity, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is entitled to elect at least a majority of the Board of Directors or similar governing body, or (iii) is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership).

         "Superior Proposal" means an unsolicited bona fide proposal by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than a majority of the Shares then outstanding or all or substantially all of the assets of the Company or to acquire, directly or indirectly, the Company by merger or consolidation, and otherwise on terms which the Board of Directors of the Company determines in good faith to be more favorable to the Company's stockholders than the Offer and the Merger (based on advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Offer and the Merger), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of the Company, based on advice from the Company's independent financial advisor, is reasonably capable of being financed by such Third Party.

         "Surviving Corporation" has the meaning assigned thereto in Section
1.5.

         "Takeover Proposal" means any bona fide proposal or offer, whether in writing or otherwise, from any Person other than Parent, Purchaser or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of the Company and its Subsidiaries taken as a whole or 50% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to either the Company or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of any material portion of the assets of the Company and its Subsidiaries taken as a whole or 50% or more of such equity interest in the Company.

         "Taxes" mean any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp or environmental tax, or any other tax, custom, duty, govern mental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any govern mental authority.

         "Tax Returns" mean all returns, reports, or statements required to be filed with any Governmental Entity with respect to any Tax (including any attachments thereto), including, without limitation, any consolidated, unitary or similar return, information return, claim for refund, amended return or declaration of estimated Tax.

         "Termination Fee" has the meaning assigned thereto in Section 8.1(b).

         "Third Party" has the meaning assigned thereto in this Section 8.15 under "Takeover Proposal."

         "Trademarks" shall mean all United States and foreign trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, owned or licensed by the Company or its Subsidiaries, and the goodwill of the Company's and each of its Subsidiaries' respective businesses associated therewith, together with any and all (i) rights of renewal thereof and (ii) rights to sue for past, present and future infringements or misappropriation thereof.

         "Transactions" has the meaning assigned thereto in Section 1.2(a).

         "Transfer Taxes" has the meaning assigned thereto in Section 5.7.

         "Warrants" has the meaning assigned thereto in Section 3.3.

                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                 HASBRO, INC.

                                 By: /s/ Harold P. Gordon
                                    -----------------------------------
                                 Name: Harold P. Gordon
                                 Title: Vice Chairman

                                 NEW HIAC CORP.

                                 By: /s/ Harold P. Gordon
                                    -----------------------------------
                                 Name: Harold P. Gordon
                                 Title: President

                                 MICROPROSE, INC.

                                 By: /s/ Stephen M. Race
                                    -----------------------------------
                                 Name: Stephen M. Race
                                 Title: Chief Executive Officer

                                                                         ANNEX A

                             CONDITIONS TO THE OFFER

         Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger of which this Annex A is a part. Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may extend or amend the Offer consistent with the terms of the Merger Agreement if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which, when added to the Shares, if any, beneficially owned by Parent or Purchaser, would constitute at least 50.1% of the Shares outstanding on a fully diluted basis (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act has not expired or been terminated, or (iii) at any time on or after the date of the Merger Agreement and prior to the Expiration Date, any of the following events shall occur and shall not result from the material breach by Parent or Purchaser of any of their obligations under the Merger Agreement:

                           (a) there shall be threatened in writing or pending
any suit, action or proceeding (i) seeking to prohibit or impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of all or a material portion of their or the Company's businesses or assets, (ii) seeking to compel Parent or Purchaser or their respective Subsidiaries and Affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (iii) challenging the acquisition by Parent or Purchaser of any Shares pursuant to the Offer or the Company Option Agreement, (iv) seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions, (v) seeking to obtain from the Company any damages that would be reasonably likely to have a Material Adverse Effect on the Company,
(vi) seeking to impose material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (vii) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (viii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or, as a result of the Transactions, Parent and its Subsidiaries, which, in the case of any of the foregoing, is reasonably likely to succeed on the merits; or

                           (b) there shall be any statute, rule, regulation,
judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (viii) of paragraph (a) above; or

                           (c) there shall have occurred (1) any general
suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market System, for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) any limitation or proposed limitation (whether or not mandatory) by any United States governmental authority or agency that has a material adverse effect generally on the extension of credit by banks or other financial institutions, (4) any change in general financial bank or capital market conditions which has a material adverse effect the ability of financial institutions in the United States to extend credit or syndicate loans, (5) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 15% measured from the close of business on the date of this Agreement or (6) in the case of any of the situations in clauses (1) through (5) inclusive, existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

                           (d) the representations and warranties of the Company
set forth in the Merger Agreement shall not be true and accurate as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) or the Company shall have breached or failed to perform or comply with any obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it except, in each case where the failure of such representations and warranties to be true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), or the failure to perform or comply with such obligations, agreements or covenants, do not, individually or in the aggregate, have a Material Adverse Effect on the Company or a materially adverse effect on the ability to consummate the Offer or the Merger; or

                           (e) there shall have occurred a Material Adverse
Effect on the Company; or

                           (f) the Company's Board of Directors (i) shall have
withdrawn, or modified or changed in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger Agreement, or the Merger, (ii) shall have recommended a Takeover Proposal, (iii) shall have adopted any resolution to effect any of the foregoing, or (iv) shall have taken a neutral position or made no recommendation with respect to a Takeover Proposal received from any Person (other than Parent or Purchaser) after a reasonable amount of time (and in no event more than ten business days following such receipt) has elapsed for the Company's Board of Directors to review and make a recommendation with respect to such Takeover Proposal; or

                           (g) any party to the Company Option Agreement other
than Purchaser and Parent shall have breached or failed to perform any of its agreements under such agreement or breached any of its representations and warranties in such agreements or any such agreement shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent and Purchaser under the Merger Agreement or the Company Option Agreement;

                           (h) the Merger Agreement shall have been terminated
in accordance with its terms; or

                           (i) the Company pursuant to or within the meaning of
Title 11, U.S. Code or any similar Federal or state law for the relief of debtors ("Bankruptcy Law"): (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law ( a "Custodian") of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors, or (5) generally is not paying its debts as they become due; or (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (x) is for relief against the Company in an involuntary case, (y) appoints a Custodian of the Company or for all or substantially all of the property of the Company, or (z) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days;

which in the reasonable good faith judgment of Parent or Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Purchaser) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payments for Shares.

                  The foregoing conditions are for the sole benefit of Parent and Purchaser and may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent or Purchaser (except for the Minimum Condition). The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.